Titan Global Holdings Announces Milestone Acquisition of Appalachian Oil Company
Monday September 17, 4:35 pm ET

Appco Acquisition Expected to Contribute $433 Million to Company's Projected $747 Million in Revenues for Fiscal 2008

DALLAS—(BUSINESS WIRE)—Titan Global Holdings, Inc. (OTCBB:TTGL - News), a high-growth diversified holding company, announced today that Titan acquired 100% of the outstanding common stock of Appalachian Oil Company, Inc. http://www.goappco.com/, ("Appco"). The acquisition is consistent with the Company's high-growth business model focused on creating long-term shareholder value through the creation of a dynamic, high-growth diversified holding company.

Appco is the first acquisition of the Company's recently announced Titan Global Energy, which was formed to aggregate energy assets that can provide significant opportunities for revenue and earnings growth, such as the continued vertical integration of the supply chain, as well as future acquisitions to compliment Appco's existing retail and wholesale distribution footprint.

"We worked hard for many months to find the right strategic energy acquisition for Titan that fit synergistically, reflects a solid value for our shareholders, and provides Titan with greater scale," said David Marks, Chairman of Titan Global Holdings. "The Appco acquisition achieves all of these goals. As Titan now has scale, we are exploring other strategic acquisition opportunities and plan to apply for listing on the NASDAQ this month."

Last week Titan issued revenue guidance of $747 Million for fiscal 2008. Titan's management anticipates Appco will generate record revenues in excess of $433 million in fiscal 2008 with continued increases in cash flow and margins as it expands the distribution of biofuels through Appco's established distribution channels. The extent of the improvement in Appco's cash flow and margins will be subject, among other things, to the availability and deployment of biofuels which Titan's management is confident that it is poised to fully exploit.

Titan intends to further Appco's penetration into the ethanol market through the distribution of biodiesel products. Management believes these strategies can increase Appco's margins while aiding in the protection and preservation of the environment.

Appco, formed in 1923 and based in Blountville, Tennessee, is a privately held petroleum company that owns and operates an extensive petroleum product distribution network. Appco distributes petroleum products to more than 160 dealers in the southeastern United States and owns and operates 56 convenience store locations. Appco has more than 550 employees and maintains long standing partnerships with strategic terminal operators and major oil companies.

Titan funded the acquisition of Appco through a combination of conventional debt from Greystone Business Credit ("GBC") in the maximum face amount of $25.2 million with an initial funding of $20.3 million, the sale of Appco's real estate assets to an institutional investor for $15 million, and convertible debt from Yorkville Advisors for $6 million. GBC is Titan's established and existing senior term and working capital lender. The GBC debt bears interest at prime plus 1.5%.

"We were delighted to finance Titan Global's acquisition of Appco," said Joel Flig, Executive Vice President of Greystone Business Credit. "Titan Global, our established client, has consummated an acquisition which should provide its other units with enormous synergies in distribution."

"Yorkville Advisors provides innovative financing solutions to dynamic companies like Titan Global," said Michael Rosselli, a Managing Director at Yorkville Advisors. "We are excited to be an investor in Titan Global and strongly support the management team and their entrepreneurial passion to create shareholder value."

The Yorkville debt bears interest at 10% and is convertible at $2.25 per share if Yorkville elects to convert into shares of Titan stock. The Company may choose to convert the Yorkville debt at the lower of $2.25 per share or 90% of the lowest daily volume weighted average price of the common stock for the 15 trading days preceding the conversion date. Alternatively, if shares of Titan's stock are trading below $2.25 per share, at its option, Titan may pay Yorkville its principal and interest in cash.

Jeff Benedict and James MacLean, Appco's owners, have been highly successful in building an extensive petroleum distribution network in the Southeast. Mr. Benedict will continue to lead Appco and assist in the transition to Titan.

"I look forward to personally working with Appco's talented management team and committed employees to provide petroleum products and environmentally friendly biofuels to the markets we serve," said Bryan Chance, President and Chief Executive Officer of Titan Global Holdings. "With strategic and capital support, this team is uniquely qualified to grow the Appco unit organically and through acquisitions."

"While our families enjoyed great success building Appco over the last eighty years, we concluded that our business had grown to a scale that it required specialized management and enhanced access to capital," said Jeff Benedict, President of Appalachian Oil Company. "As such, to continue our growth, a publicly traded company such as Titan provides the right platform to support organic growth and acquisition opportunities. Our team is very excited to be working with Titan's management and will continue to build on Appco's legacy and brand."

"We pride ourselves in providing creative financing solutions for innovative clients such as Titan Global," said Drew Neidorf, President of Greystone Business Credit. "We were delighted to assist Titan Global in completing the Appco acquisition and look forward to assisting Titan with future acquisitions it may pursue."

Consistent with commercially standard conditions, GBC required from Titan that it procure appraisals of Appco's business assets including its leasehold interests before funding against these assets. Given the number and geographic diversity of Appco's locations, GBC estimated it would take at least a month to complete these appraisals. GBC has reserved approximately $5 Million in funding against these assets based on the receipt of a satisfactory appraisal and customary documentation relating to these assets.

As a result, GBC wasn't able to advance any financing to Titan for Appco's term assets without an extended delay in the closing of the transaction which wasn't acceptable to Titan or Appco's sellers. In order to protect and consummate the acquisition, Titan sought Yorkville Advisor's prompt funding. These funds are now on deposit and security for Titan's loan with GBC. Once GBC appraises the assets and determines its approved funding against the Appco term assets, Titan will use these excess funds for organic growth and new strategic opportunities.

In connection with the funding, Titan issued to GBC 500,000 warrants at $2.00 per share and Yorkville Advisors 525,000 and 525,000 warrants at $2.4750 and $2.8125 per share, respectively. These warrants are cashed based (except in connection with a registration default) and have a term of five years.

About Titan Global Holdings

Titan Global Holdings, Inc. is a high-growth diversified holding company with a dynamic portfolio of companies engaged in emerging telecommunications markets, advanced technologies and energy. In its last fiscal year Titan generated in excess of $109 million in revenues on a consolidated basis.

Titan's Oblio Telecom Inc. ("Oblio") telecommunications subsidiary, based in Richardson, Texas, is a market leader in prepaid telecommunications products and the second largest publicly-owned international telecommunications company focused on the prepaid space. Oblio leverages strategic agreements with Tier 1 telecommunications leaders Sprint and Level3 to supply its brand-name prepaid calling cards. Annually Oblio sells an estimated 35 million of its brand-name prepaid calling cards through its established distribution channels estimated at more than 60,000 retail outlets.

Titan Wireless, Inc. ("T Wireless") is Titan's wireless subsidiary and is a mobile virtual network operator ("MVNO"). T Wireless sells its MVNO prepaid wireless products and wireless services through Oblio's established distribution channels. Titan's Electronics and Homeland Security division specializes in advanced manufacturing processes to provide commercial production runs and quick-turn delivery of printed circuit board prototypes for high-margin markets including Homeland Security and high-tech clients.

For more information, please visit: www.titanglobalholdings.com. For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/titan/ or http://www.b2i.us/irpass.asp?BzID=1314&to=ea&s=0. To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/titan/quote.html. To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/titan/factsheet.html.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 — With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:
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Source: Titan Global Holdings, Inc.